Exhibit 99.1

At the Company Donna Kush Managing Director, Corporate Communications (402) 827-8931 dkush@ameritrade.com	Dave Pleiss Director, Investor Relations (402) 597-5658 dpleiss@ameritrade.com

AMERITRADE ANNOUNCES RECORD JUNE QUARTER, ON TRACK FOR RECORD YEAR

Eventful Quarter Yields 52 Percent Pre-Tax Margin and Announcement of TD Waterhouse U.S.A.
Acquisition Agreement

OMAHA, Neb., July 12, 2005 – Ameritrade Holding Corporation (NASDAQ: AMTD) today announced results for the quarter ended June 24, 2005 that highlight the Company’s ability to produce solid financial results while also executing on its long-term growth strategy.

Third Quarter Highlights

•	Net income of $75 million, or $0.18 per diluted share(1)

•	Pre-tax income of $122 million, or 52 percent of net revenues

•	Operating margin(2) of $144 million, or 61 percent

•	EBITDA(2) of $129 million, or 55 percent

•	Net revenues of $234 million

•	Client assets of approximately $78.8 billion, including $13.1 billion of client cash and money market funds

•	Annualized return on equity (ROE) of 22 percent for the quarter, 25 percent year-to-date

•	Average client trades per day of approximately 139,000

•	Liquid assets(2) of $271 million; cash and cash equivalents of $267 million

•	69,000 new accounts at an average cost per account of $314; 45,000 closed accounts; 3,689,000 total accounts; 1,730,000 qualified accounts(3)

•	Average client margin balances of approximately $3.4 billion. On June 24, 2005, client margin balances of approximately $3.4 billion.

“Both financially and strategically, we kept our focus and delivered a record June quarter, maintaining our leading pre-tax margin among our publicly traded peers despite lower trading volumes. The Company is also on track to deliver record earnings per share for this fiscal year. We’re extremely proud to have achieved these financial results while working on the largest M&A transaction this industry has seen. Ameritrade’s planned acquisition of TD Waterhouse U.S.A

AMERITRADE HOLDING CORPORATION • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

accelerates our long-term investor strategy and we expect it will deliver exceptional shareholder value,” said Joe Moglia, chief executive officer.

TD Waterhouse U.S.A. Acquisition Announcement

On June 22, Ameritrade announced it had entered into a definitive agreement with TD Bank Financial Group to acquire TD Waterhouse U.S.A. Ameritrade expects that the combination of these two highly complementary franchises will provide for a more diversified revenue mix and will produce annualized gross synergies of $578 million.(4) The transaction is also expected to catapult Ameritrade into the long-term investor space and create the largest online retail broker as measured by the average number of retail equity trades per day.(5) Ameritrade shareholders will also benefit from a $6.00 per share special cash dividend, subject to closing. For more information, please visit www.amtd.com.

Outlook

Ameritrade’s earnings projections for the fiscal year 2005 are $0.75 to $0.80 per share. Details can be found in the “Outlook Statement” in the Investors section of its corporate Web site located at www.amtd.com.

About Ameritrade Holding Corporation

For 30 years, Ameritrade Holding Corporation has provided investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,(6) a subsidiary of Ameritrade Holding Corporation, recently received a four-star rating in the 2005 Barron’s Review of Online Brokers for its Apex active trader program. For more information, please visit www.amtd.com.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or the impact of the proposed TD Waterhouse U.S.A. transaction, including information regarding annualized gross synergies and earnings expansion, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K and our latest Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AMERITRADE HOLDING CORPORATION • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

(1) $0.18 earnings per share achieved this quarter represents the best for a June quarter in Company history and third best quarter overall.

(2) See attached reconciliation of financial measures.

(3) Total Accounts include all open client accounts (funded and unfunded), except clearing accounts. Qualified Accounts include all open client accounts with a total liquidation value greater than or equal to $2,000, except clearing accounts. See Glossary of Terms on the Company’s web site at www.amtd.com for additional information.

(4) Synergies, based on operating results for the last 12 months ended March 2005, expected to be realized over 18 months after closing (Yr1: 40%, Yr2: 90%, Yr3: 100%).

(5) Source: Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the quarter ended March 2005. Quarterly trading volume numbers for E*Trade are retail daily average revenue trades, which excludes professional trades. The numbers for Schwab are daily average revenue trades, which includes all client trades that generate commission revenue or revenue from principal mark-ups (i.e., fixed income), including trades of equities, options, fixed income securities, and mutual funds that generate transaction fees, and excluding Mutual Fund OneSource trades and other asset-based trades. The numbers for AMTD and TD Waterhouse U.S.A. are average daily trades, which include all client trades of equities, options, mutual funds and debt instruments.

(6) Ameritrade, Inc., member NASD/SIPC.

Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.

AMERITRADE HOLDING CORPORATION • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 24, 2005	June 25, 2004	June 24, 2005	June 25, 2004
Revenues:
Commissions and clearing fees	$113,077	$136,231	$394,596	$457,635
Interest revenue	137,396	71,302	366,797	200,144
Brokerage interest expense	38,678	8,604	93,526	26,768

Net interest revenue	98,718	62,698	273,271	173,376
Other	22,559	21,063	60,973	62,285

Net revenues	234,354	219,992	728,840	693,296

Expenses:

Employee compensation and benefits	43,972	40,384	130,811	118,588
Clearing and execution costs	7,181	8,260	20,081	24,155
Communications	8,307	10,936	27,203	31,382
Occupancy and equipment costs	12,424	10,720	33,018	32,080
Depreciation and amortization	5,897	5,897	17,543	17,458
Professional services	7,947	8,957	26,722	24,053
Interest on borrowings	497	565	1,503	1,959
Loss/(gain) on disposal of property	26	(199)	(220)	(575)
Other	4,041	5,254	13,146	16,607
Advertising	21,672	27,197	72,307	80,414

Total expenses	111,964	117,971	342,114	346,121

Pre-tax income	122,390	102,021	386,726	347,175

Provision for income taxes	47,718	39,763	148,489	132,023

Net income	$74,672	$62,258	$238,237	$215,152

Basic earnings per share	$0.19	$0.15	$0.59	$0.51
Diluted earnings per share	$0.18	$0.15	$0.58	$0.50
Weighted average shares outstanding — basic	403,017	415,252	403,911	420,599
Weighted average shares outstanding — diluted	411,074	424,002	412,250	430,386

Note: Certain items in the prior year consolidated statements of operations have been reclassified to conform to the current presentation.

AMERITRADE HOLDING CORPORATION • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	June 24, 2005	Sept. 24, 2004
Assets:
Cash and cash equivalents	$267,316	$137,392
Short-term investments	20,000	17,950
Segregated cash and investments	7,757,897	7,802,575
Broker/dealer receivables	3,837,529	2,818,726
Client receivables	3,440,170	3,100,572
Goodwill and intangible assets	1,032,773	1,017,146
Other	150,186	382,660

Total assets	$16,505,871	$15,277,021

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$4,563,519	$3,441,802
Client payables	10,251,193	10,322,539
Prepaid variable forward derivative instrument	16,912	28,738
Prepaid variable forward contract obligation	39,058	37,803
Other	233,066	235,231

Total liabilities	15,103,748	14,066,113

Stockholders’ equity	1,402,123	1,210,908

Total liabilities and stockholders’ equity	$16,505,871	$15,277,021

Note: Certain items in the prior year consolidated balance sheet have been reclassified to conform to the current presentation.

AMERITRADE HOLDING CORPORATION • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter Ended		Nine Months Ended
	June 24, 2005	June 25, 2004	June 24, 2005	June 25, 2004
Trading Activity Metrics:
Total trades (in millions)	8.9	10.2	30.0	33.9
Average commissions and clearing fees per trade	$12.72	$13.41	$13.16	$13.48
Average client trades per day	138,930	163,906	159,102	183,013
Average client trades per account (annualized)	9.7	11.8	11.2	13.7
Activity rate	3.8%	4.7%	4.4%	5.5%
Trading days	64.0	62.0	188.5	185.5

Net Interest Revenue Metrics:
Segregated cash:
Average balance (in billions)	$7.6	$7.5	$7.8	$7.6
Average annualized yield	2.80%	1.00%	2.33%	0.99%
Client margin balances:
Average balance (in billions)	$3.4	$3.6	$3.5	$3.2
Average annualized yield	5.79%	4.86%	5.42%	4.89%
Client credit balances:
Average balance (in billions)	$9.3	$9.1	$9.5	$8.9
Average annualized cost	0.53%	0.12%	0.39%	0.12%
Securities lending activity (in millions):
Interest revenue	$30.9	$7.9	$79.7	$23.3
Brokerage interest expense	26.2	5.9	65.7	18.9

Net interest revenue	$4.7	$2.0	$14.0	$4.4

Client Account and Client Asset Metrics:
Qualified accounts (beginning of period)	1,730,000	1,700,000	1,677,000	1,520,000
Qualified accounts (end of period)	1,730,000	1,720,000	1,730,000	1,720,000
Percentage increase (decrease) during period	0%	1%	3%	13%
Total accounts (beginning of period)	3,665,000	3,425,000	3,520,000	3,171,000
Total accounts (end of period)	3,689,000	3,487,000	3,689,000	3,487,000
Percentage increase (decrease) during period	1%	2%	5%	10%
Client assets (beginning of period, in billions)	$75.6	$71.9	$68.8	$54.8
Client assets (end of period, in billions)	$78.8	$71.5	$78.8	$71.5
Percentage increase (decrease) during period	4%	(1%)	15%	30%

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

AMERITRADE HOLDING CORPORATION • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended				Nine Months Ended
	June 24, 2005		June 25, 2004		June 24, 2005		June 25, 2004
	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.
Operating Margin (1)
Operating margin	$144,088	61.5%	$129,019	58.6%	$458,813	63.0%	$427,014	61.6%
Less:
Advertising	(21,672)	(9.2%)	(27,197)	(12.4%)	(72,307)	(9.9%)	(80,414)	(11.6%)
Gain/(loss) on disposal of property	(26)	(0.0%)	199	0.1%	220	0.0%	575	0.1%

Pre-tax income	$122,390	52.2%	$102,021	46.4%	$386,726	53.1%	$347,175	50.1%

EBITDA (2)
EBITDA	$128,784	55.0%	$108,483	49.3%	$405,772	55.7%	$366,592	52.9%
Less:
Depreciation and amortization	(5,897)	(2.5%)	(5,897)	(2.7%)	(17,543)	(2.4%)	(17,458)	(2.5%)
Interest on borrowings	(497)	(0.2%)	(565)	(0.3%)	(1,503)	(0.2%)	(1,959)	(0.3%)

Pre-tax income	$122,390	52.2%	$102,021	46.4%	$386,726	53.1%	$347,175	50.1%

	As of
	June 24,	June 25,	June 24,	June 25,	June 25,
	2005	2005	2004	2004	2004
Liquid Assets (3)
Liquid assets*	$271,117	$152,227	$153,032	$55,942	$35,050
Plus: Broker-dealer cash and cash equivalents	205,408	135,084	105,006	99,400	94,706
Less:
Non broker-dealer short-term investments	(20,000)	(64,375)	—	(17,950)	—
Excess broker-dealer regulatory net capital*	(189,209)	(33,219)	(87,169)	—	—

Cash and cash equivalents	$267,316	$189,717	$170,869	$137,392	$129,756

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

*	Liquid assets as of September 24, 2004 and June 25, 2004 include the impact of a regulatory matter related to an FDIC-insured deposit sweep program. Excluding the impact of the regulatory matter, excess broker-dealer regulatory net capital would be approximately $85.4 million and $69.4 million, respectively, and liquid assets would be approximately $141.3 million and $104.5 million, respectively, as of September 24, 2004 and June 25, 2004. See Note 6 of the Notes to Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 25, 2005 for further discussion of the regulatory matter.

(1)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense and any unusual gains or charges. We consider operating margin an important measure of the financial performance of our ongoing business. Advertising spending is excluded because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income and net income.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) non broker-dealer short-term investments and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.

AMERITRADE HOLDING CORPORATION • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com